Item 77D: 	Deutsche Target Date Series

DEUTSCHE LIFECOMPASS 2015 FUND
DEUTSCHE LIFECOMPASS 2020 FUND
DEUTSCHE LIFECOMPASS 2030 FUND
("All Funds")

Effective October 19, 2015, each of the funds below changed its name, investment objective and principal investment strategy, as indicated below:

DEUTSCHE LIFECOMPASS 2015 FUND

Deutsche LifeCompass 2015 Fund was renamed
Deutsche Multi-Asset Conservative Allocation Fund.

The following information replaces the existing disclosure contained in the "INVESTMENT
OBJECTIVE" section within the summary section and the "FUND DETAILS" section of the fund's prospectus.

The fund seeks to maximize total return.

The following information replaces the existing disclosure contained under the "PRINCIPAL
INVESTMENT STRATEGY" section within the
summary section and the "FUND DETAILS" section of the fund's prospectus.

Main investments. The fund seeks to achieve its objective by investing in a broad range of both traditional asset classes (such as equity and fixed income investments) and alternative asset classes (such as real estate, infrastructure, convertibles, commodities, currencies and absolute return strategies).

Investments may be made in Deutsche funds (i.e., mutual funds, exchange-traded funds (ETFs) and other pooled investment vehicles managed by Deutsche Investment
Management Americas Inc., the fund's investment advisor, or one of its affiliates), or directly in securities and derivatives. The fund may also invest in securities of unaffiliated mutual funds or ETFs when the economic exposure to a particular market or sector is not available through a Deutsche fund. Deutsche funds and other funds and ETFs in which the fund may invest are referred to as "underlying funds." The fund's allocations among direct investments and underlying funds will vary over time.
The fund may be appropriate for investors seeking total return consistent with conservative levels of overall risk.

Under normal market conditions, the fund will invest between 20% and 50% of assets in equity securities, including investments in underlying funds that invest primarily in equity securities, and between 50% and 80% of assets in fixed income securities, including investments in underlying funds that invest primarily in fixed income securities. The fund may also allocate up to 20% of fund assets in alternative asset classes in place of either fixed income or equity allocations. Variations outside of the stated ranges in the target percentage allocation for equity securities and fixed income securities are permitted up to plus or minus 10% of the fund's assets.


The fund can buy many types of securities (directly or indirectly through investment in underlying funds), among them common stocks, including dividend-paying stocks, convertible securities, corporate bonds, government bonds, municipal securities, inflation-indexed bonds, mortgage- and asset-backed securities and ETFs. The fund may invest in securities of any size, investment style, category or credit quality, and from any country (including emerging and frontier markets).

DEUTSCHE LIFECOMPASS 2020 FUND

Deutsche LifeCompass 2020 Fund was renamed
Deutsche Multi-Asset Global Allocation Fund.

The following information replaces the existing disclosure contained in the "INVESTMENT
OBJECTIVE" section within the summary section and the "FUND DETAILS" section of the fund's prospectus.

The fund seeks to maximize total return.

The following information replaces the existing disclosure contained under the "PRINCIPAL
INVESTMENT STRATEGY" section within the
summary section and the "FUND DETAILS" section of the fund's prospectus.

Main investments. The fund seeks to achieve its objective by investing in a broad range of both traditional asset classes (such as equity and fixed income investments) and alternative asset classes (such as real estate, infrastructure, convertibles, commodities, currencies and absolute return strategies).

Investments may be made in Deutsche funds (i.e., mutual funds, exchange-traded funds (ETFs) and other pooled investment vehicles managed by Deutsche
Investment Management Americas Inc., the fund's investment advisor, or one of its affiliates), or directly in securities and derivatives. The fund may also invest in securities of unaffiliated mutual funds or ETFs when the economic exposure to a particular market or sector is not available through a Deutsche fund. Deutsche funds and other funds and ETFs in which the fund may invest are referred to as "underlying funds." The fund's allocations among direct investments and underlying funds will vary over time. The fund will generally invest in at least three different countries and have exposure to foreign securities, foreign currencies and other foreign investments equal to at least 40% of the fund's net assets. The fund may be appropriate for investors seeking high total investment returns.

Under normal market conditions, the fund will invest in a combination of funds and direct investments comprising a broadly diversified global portfolio.

The fund can buy many types of securities (directly or indirectly through investment in underlying funds), among them common stocks, including dividend-paying stocks, convertible securities, corporate bonds, government bonds, municipal securities, inflation-indexed bonds, mortgage- and asset-backed securities and ETFs. The fund may invest in securities of any size, investment style, category or credit quality, and from any country (including emerging and frontier markets).


DEUTSCHE LIFECOMPASS 2030 FUND

Deutsche LifeCompass 2030 Fund was renamed
Deutsche Multi-Asset Moderate Allocation Fund.

The following information replaces the existing disclosure contained in the "INVESTMENT
OBJECTIVE" section within the summary section and the "FUND DETAILS" section of the fund's prospectus.

The fund seeks to maximize total return.

The following information replaces the existing disclosure contained under the "PRINCIPAL
INVESTMENT STRATEGY" section within the
summary section and the "FUND DETAILS"
section of the fund's prospectus.

Main investments. The fund seeks to achieve its objective by investing in a broad range of both traditional asset classes (such as equity and fixed income investments) and alternative asset classes (such as real estate, infrastructure, convertibles, commodities, currencies and absolute return strategies).

Investments may be made in Deutsche funds (i.e., mutual funds, exchange-traded funds (ETFs) and other pooled investment vehicles managed by Deutsche
Investment Management Americas Inc., the fund's investment advisor, or one of its affiliates), or directly in securities and derivatives. The fund may also invest in securities of unaffiliated mutual funds or ETFs when the economic exposure to a particular market or sector is not available through a Deutsche fund. Deutsche funds and other funds and ETFs in which the fund may invest are referred to as "underlying funds." The fund's allocations among direct investments and underlying funds will vary over time. The fund may be appropriate for investors seeking total return consistent with moderate levels of overall risk.

Under normal market conditions, the fund will invest between 50% and 70% of assets in equity securities, including investments in underlying funds that invest primarily in equity securities, and between 30% and 50% of assets in fixed income securities, including investments in underlying funds that invest primarily in fixed income securities. The fund may also allocate up to 20% of fund assets in alternative asset classes in place of either fixed income or equity allocations.
Variations outside of the stated ranges in the target percentage allocation for equity securities and fixed income securities are permitted up to plus or minus
10% of the fund's assets.

The fund can buy many types of securities (directly or indirectly through investment in underlying funds), among them common stocks, including dividend-paying stocks, convertible securities, corporate bonds, government bonds, municipal securities, inflation-indexed bonds, mortgage- and asset-backed securities and ETFs. The fund may invest in securities of any size, investment style, category or credit quality, and from any country (including emerging and frontier markets).
ALL FUNDS

The following information replaces the existing disclosure contained under the "PRINCIPAL
INVESTMENT STRATEGY" section within the
summary section and the "FUND DETAILS" section of each fund's prospectus.

Derivatives. Portfolio management generally may use forward currency contracts, which are a type of derivative
(a contract whose value is based on, for example, indices, currencies or securities) to hedge the fund's exposure to changes in foreign currency exchange rates on its foreign currency denominated portfolio holdings, to facilitate transactions in foreign currency denominated securities or to seek to enhance total returns. In addition, portfolio management may use futures contracts and interest rate swap contracts to gain exposure to different parts of the yield curve while managing overall duration.

Futures contracts may also be used to gain exposure to a particular asset class or to keep cash on hand to meet shareholder redemptions or other needs while maintaining exposure to the stock market. In addition, portfolio management generally may use credit default swaps to seek to increase the fund's income, to gain exposure to a bond issuer's credit quality characteristics without directly investing in the bond, or to hedge the risk of default on bonds held in the fund's portfolio. Portfolio management generally may also use commodity-linked derivatives to gain exposure to commodities. Portfolio management may also use option contracts in order to gain exposure to a particular market or security, to seek to increase the fund's income, or to hedge against changes in a particular market or security.

The fund may also use various types of derivatives (i) for hedging purposes; (ii) for risk management; (iii) for non-hedging purposes to seek to enhance potential gains;
or (iv) as a substitute for direct investment in a particular asset class or to keep cash on hand to meet shareholder redemptions.